UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 27, 2019

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRTK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On June 27, 2019, Paratek Pharmaceuticals, Inc. (the “Company”) and Paratek Pharma, LLC entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology III, L.P., certain other lenders (together, the “Lenders”) and Hercules Capital, Inc. (as agent), under which the Company may borrow up to $100.0 million in multiple tranches (each, a “Term Loan Tranche”). The Loan Agreement amends and restates in its entirety the Company’s prior Loan and Security Agreement with the Lenders dated as of September 30, 2015 to, among other things, provide for an extension of the scheduled maturity date of the $60.0 million Term Loan Tranche (the “First Tranche”) from September 1, 2021 to September 1, 2023, upon certain events set forth in the Loan Agreement, and an extension of the scheduled maturity date of the $10.0 million Term Loan Tranche (the “Second Tranche”) and additional Term Loan Tranches (if any), from August 1, 2022 to August 1, 2024, upon certain events set forth in the Loan Agreement. The Loan Agreement also provides for an additional $10.0 million of additional Term Loan Tranches (up to a total of $30.0 million of additional Term Loan Tranches) that may be available to the Company, subject to approval by Hercules, in its sole discretion, whether to provide such tranches. As such there can be no assurance as to whether or not the additional Term Loan Tranches shall be funded.

The interest rate with respect to the First Tranche is a floating per annum rate equal to the greater of (i) 8.50% plus the prime rate as reported from time to time in The Wall Street Journal minus 5.75%, and (ii) 8.50%. The interest rate with respect to the Second Tranche is, and the interest rate with respect to additional Term Loan Tranches (if any) will be, a floating per annum rate equal to the greater of (i) 7.85% plus the prime rate as reported from time to time in The Wall Street Journal minus 5.75%, and (ii) 7.85%. Payments under the Loan Agreement with respect to the First Tranche are interest only until January 1, 2021, followed by equal monthly payments of principal and interest through the scheduled maturity date. Payments under the Loan Agreement with respect to the Second Tranche are, and with respect to additional Term Loan Tranches (if any) will be, interest only until January 1, 2021 (which can be extended to May 1, 2021 or September 1, 2021, upon certain events set forth in the Loan Agreement), followed by equal monthly payments of principal and interest through the scheduled maturity date. The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of its and Paratek Pharma, LLC’s assets, other than intellectual property.

If the Company prepays the loan prior to maturity, it will pay the Lenders a prepayment charge, based on a percentage of the then outstanding principal balance, equal to 1.75% if the prepayment occurs prior to January 1, 2020, or equal to 0% if the prepayment occurs on or after January 1, 2020.

The Loan Agreement includes customary affirmative and restrictive covenants, including a liquidity covenant and a covenant against suffering a “change of control,” and also includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Lenders’ security interest or in the value of the collateral, cross acceleration to the debt and certain events relating to bankruptcy or insolvency. Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.Other Events.

On July 2, 2019, the Company entered into an At the Market Sales Agreement (the “Sales Agreement”) with Jeffries LLC (“Jefferies”) and BTIG, LLC (“BTIG”) under which it may offer and sell its common stock having aggregate sales proceeds of up to $50.0 million from time to time through Jefferies and BTIG as its sales agents. Sales of the Company’s common stock through Jefferies and BTIG, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including without limitation sales made directly on the Nasdaq Global Market or any other existing trading market for its common stock. Jefferies and BTIG will use commercially reasonable efforts to sell the Company’s common stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions we may impose). The Company will pay Jefferies and BTIG a commission of 3% of the gross sales proceeds of any common stock sold through Jefferies and BTIG under the Sales Agreement. The Company has also provided Jefferies and BTIG with customary indemnification rights.

The Company is not obligated to make any sales of common stock under the Sales Agreement. The offering of shares of the Company’s common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into the Registration Statement (as defined below).

The common stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-221843) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 8, 2017 (the “Registration Statement”) and a prospectus supplement dated July 2, 2019, to be filed with the SEC.

A copy of the opinion of Ropes & Gray LLP regarding the shares to be sold under the Agreement is attached as Exhibit 5.1 hereto.

The Controlled Equity OfferingSM Sales Agreement, dated as of February 28, 2017 (the “Cantor Agreement”), by and between the Company and Cantor Fitzgerald & Co. (“Cantor”), was terminated effective on June 22, 2019. As previously reported, pursuant to the terms of the Cantor Agreement, the Company could offer and sell its common stock having aggregate sales proceeds of up to $50.0 million from time to time through Cantor as its sales agent. Since February 28, 2017, the Company has sold 2,102,315 shares of common stock pursuant to the Cantor Agreement for $47.7 million in proceeds, after deducting commissions of $1.5 million.

Item 9.01.Financial Statements and Exhibits.

Number	Description

1.1	At the Market Sales Agreement, dated July 2, 2019, by and among Paratek Pharmaceuticals, Inc., Jefferies LLC, and BTIG, LLC.

5.1	Opinion of Ropes & Gray LLP.

10.1

Amended and Restated Loan and Security Agreement, dated June 27, 2019, by and among Paratek Pharmaceuticals, Inc., Paratek Pharma, LLC, Hercules Technology III and certain other lenders, and Hercules Capital Inc. as agent.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2019	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ William M. Haskel

Name: William M. Haskel
Title: Senior Vice President, General Counsel and Corporate Secretary